Exhibit 99.1

Tesoro Reports First Quarter Earnings

    SAN ANTONIO--(BUSINESS WIRE)--April 30, 2003--Tesoro Petroleum Corporation (NYSE:TSO) today reported net income of $20.4 million or $0.32 per share for the first quarter of 2003 compared to a net loss of $55.6 million or $1.15 per share for the first quarter of 2002. The first quarter of 2003 results include $8.8 million in pre-tax charges, or $0.08 per share, which are primarily related to the company's early retirement program and severance costs.
    "Our first quarter operating income of $79.5 million demonstrates the earnings potential of our assets, which last year did not include our California refinery," said Bruce A. Smith, Chairman, President and CEO of Tesoro. "In addition to the benefit of that refinery, the results were better due to stronger industry margins and the continued progress of our operating income initiatives," Smith said.
    "Compared to the average of the third and fourth quarters of last year, which is our baseline period for measuring improvements, we made good progress toward our $65 million goal. First quarter operating income improved by $15 million, as we reduced costs by $10 million and captured non-capital refining improvements totaling $5 million. A component of these initiatives was a company-wide workforce reduction that included a voluntary early retirement program. Overall, we estimate that our workforce reduction program will realize annual savings of nearly $20 million from the elimination of 214 full-time and contract positions. We also believe that costs in the second quarter will continue to decline and that we will achieve our goal by the end of 2003," added Smith.
    On April 17 Tesoro completed its previously announced refinancing of its senior secured credit facility. "With this refinancing, we reduced our annual cash interest expense, improved our overall financial flexibility and positioned ourselves to expedite our debt reduction program. It is our belief that these changes will permit us to withstand lower industry margins," said Smith.
    The company also repaid $76 million in term debt during the quarter. "Our plan has targeted $500 million in debt reduction by the end of 2003. As of March 31 we had $300 million remaining on our goal. With the benefit of the new credit facility and with reasonable margins, we expect to continue to generate strong cash flow. Debt reduction is our top financial priority and I am committed to achieving the targeted debt reduction I set last June," added Smith.

    Public Invited to Listen to Analyst Conference Call via Internet

    At 2 p.m., CDT, today Tesoro will broadcast, live, its conference call with analysts regarding first quarter 2003 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www.tesoropetroleum.com and clicking on the "What's New" section.
    Tesoro Petroleum Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products and provider of marine logistics services. Tesoro operates six refineries in the western United States with a combined capacity of nearly 560,000 barrels per day. Tesoro's retail-marketing system includes approximately 600 branded retail stations, of which over 200 are company operated under the Tesoro(R) and Mirastar(R) brands.
    This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements contain expectations with respect to the company's future cash interest expense, working capital requirements and debt and cost reduction initiatives. Factors which may cause actual results to differ from those forward-looking statements include: changes in general economic conditions, the timing and extent of changes in demand for refined products, availability and cost of crude oil, other feedstock's, or of refined products, the price differentials between light and heavy crude oils and light and heavy refined products, throughput and yield levels, disruptions due to equipment interruptions or failure at Company or third-party facilities, and other factors beyond the Company's control. For more information concerning factors that could cause such a difference, see the company's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which the Company becomes aware of, after the date hereof.


                     TESORO PETROLEUM CORPORATION
                 STATEMENT OF CONSOLIDATED OPERATIONS
                             (Unaudited)
                (In millions except per share amounts)

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                     2003(a)   2002(b)
                                                    --------  --------
 Revenues                                          $2,286.1  $1,232.6
 Costs and Expenses
  Costs of sales and operating expenses             2,131.1   1,231.9
  Selling, general and administrative expenses         38.3      38.5
  Depreciation and amortization                        37.0      25.2
  Loss on asset sales                                   0.2       0.2
                                                    --------  --------
 Operating Income (Loss)                               79.5     (63.2)
 Interest and Financing Costs, Net
  of Capitalized Interest                             (47.2)    (30.3)
 Interest Income                                        0.2       0.7
                                                    --------  --------
   Earnings (Loss) Before Income Taxes                 32.5     (92.8)
 Income Tax Provision (Benefit)                        12.1     (37.2)
                                                    --------  --------
   Net Earnings (Loss)                             $   20.4  $  (55.6)
                                                    ========  ========
 Net Earnings (Loss) Per Share
  Basic                                            $   0.32  $  (1.15)
                                                    ========  ========
  Diluted                                          $   0.32  $  (1.15)
                                                    ========  ========
 Weighted Average Common Shares
  Basic                                                64.6      48.2
                                                    ========  ========
  Diluted                                              64.7      48.2
                                                    ========  ========

    ------------------------------

(a) Results for 2003 include the California refinery operations acquired in May 2002 and interest expense for the related financing.

(b) Certain reclassifications were made to prior period amounts to conform to current presentation, principally to reclassify amortization of major maintenance turnaround costs from operating expenses to depreciation and amortization and to net purchases and sales considered to be energy trading contracts.




                     TESORO PETROLEUM CORPORATION
                   SELECTED OPERATING SEGMENT DATA
                             (Unaudited)
                            (In millions)

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                     2003(a)   2002(b)
                                                    --------  --------
Operating Income (Loss)
 Refining                                          $  109.2  $  (35.8)
 Retail                                                (8.1)     (9.6)
 Other                                                  1.1       0.5
                                                    --------  --------
   Total Segment Operating Income                     102.2     (44.9)
 Corporate and Unallocated Costs(c)                   (22.5)    (18.1)
 Loss on asset sales                                   (0.2)     (0.2)
                                                    --------  --------
   Operating Income (Loss)                             79.5     (63.2)
Interest and Financing Costs, Net
 of Capitalized Interest                              (47.2)    (30.3)
Interest Income                                         0.2       0.7
                                                    --------  --------
   Earnings (Loss) Before Income Taxes             $   32.5  $  (92.8)
                                                    ========  ========

Depreciation and Amortization
 Refining                                              29.8  $   20.4
 Retail                                                 5.0       3.4
 Other                                                  0.7       0.7
 Corporate                                              1.5       0.7
                                                    --------  --------
   Depreciation and Amortization                   $   37.0  $   25.2
                                                    ========  ========

Capital Expenditures
 Refining                                          $   27.0  $   36.3
 Retail                                                 0.2      10.1
 Other                                                  0.3       1.2
 Corporate                                              0.2       5.0
                                                    --------  --------
   Capital Expenditures                            $   27.7  $   52.6
                                                    ========  ========

    ------------------------------

(c) Corporate and unallocated costs in 2003 include $4.6 million in reorganization costs, primarily a non-cash charge for voluntary early retirement benefits and severance payments. An additional $4.2 million of reorganization costs were charged to the operating segments, including $2.6 million in Refining, $1.2 million in Retail and $0.4 million in Other. Unallocated costs also include a $1.1 million non-cash charge for the cumulative effect of a required accounting change for asset retirement obligations.


                          BALANCE SHEET DATA
                             (Unaudited)
                        (Dollars in millions)

                                                March 31,    Dec. 31,
                                                  2003         2002
                                                ---------    ---------
 Total Assets                                  $ 3,664.0    $ 3,758.8
 Total Debt                                    $ 1,906.0    $ 1,976.7
 Total Stockholders' Equity                    $   908.0    $   887.6
 Total Debt to Capitalization Ratio                   68%          69%




                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                             (Unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                     2003(a)   2002(b)
                                                    --------  --------
REFINING SEGMENT
 Total Refining Segment
  Throughput (thousand barrels per day)
   Heavy crude                                        282.9     113.3
   Light crude                                        167.5     195.1
   Other feedstocks                                    14.1       5.3
                                                    --------  --------
     Total Throughput                                 464.5     313.7
                                                    ========  ========
  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks                  229.8     118.1
   Jet fuel                                            56.5      62.0
   Diesel fuel                                         97.7      52.9
   Heavy oils, residual products, internally
    produced fuel and other                           100.0      85.7
                                                    --------  --------
     Total Yield                                      484.0     318.7
                                                    ========  ========
  Refining Margin ($/throughput bbl)(d)
   Gross                                           $   6.92  $   2.52
   Manufacturing cost before depreciation
    and amortization(e)                            $   2.90  $   2.21

  Segment Operating Income ($ millions)
   Gross refining margin
    (after inventory changes)(f)                   $  294.8  $   80.1
   Expenses(g)
    Manufacturing costs                               121.3      62.3
    Other operating expenses                           26.4      23.8
    Selling, general and administrative                 8.1       9.4
    Depreciation and amortization(h)                   29.8      20.4
                                                    --------  --------
       Segment Operating Income (Loss)             $  109.2  $  (35.8)
                                                    ========  ========

  Product Sales (thousand barrels per day)(i)
   Gasoline and gasoline blendstocks                  270.0     208.0
   Jet fuel                                            87.3      88.0
   Diesel fuel                                        123.5      95.5
   Heavy oils, residual products and other             62.7      59.4
                                                    --------  --------
     Total Product Sales                              543.5     450.9
                                                    ========  ========

  Product Sales Margin ($/barrel)
   Average sales price                             $  42.59  $  26.15
   Average costs of sales                             36.60     24.18
                                                    --------  --------
    Product Sales Margin                           $   5.99  $   1.97
                                                    ========  ========

    ------------------------------

(d) Management uses gross refining margin per barrel to compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput. Gross refining margin per barrel may not be comparable to similarly titled measures used by other entities.

(e) Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other entities.

(f) Gross refining margin is revenues less cost of refining feedstock and purchased products. Approximates total Refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. Also includes the effect of intersegment sales to the Retail segment at prices which approximate market.

(g) Includes $2.6 million for voluntary early retirement benefits and severance payments in 2003.

(h) Includes manufacturing depreciation and amortization per throughput barrel of approximately $0.62 and $0.55 for the three months ended March 31, 2003 and 2002, respectively.

(i) Sources of total product sales include products manufactured at the refineries, products drawn from inventory balances and products purchased from third parties.




                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                             (Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2003       2002
                                                   --------   --------
Refining By Region

 Pacific Northwest (Alaska & Washington)
  Throughput (thousand barrels per day)
   Heavy crude                                        79.6       53.6
   Light crude                                        62.9       79.8
   Other feedstocks                                    7.4        1.7
                                                   --------   --------
     Total Throughput                                149.9      135.1
                                                   ========   ========
  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks                  66.3       46.2
   Jet fuel                                           25.0       26.9
   Diesel fuel                                        23.0       16.6
   Heavy oils, residual products, internally
    produced fuel and other                           40.9       47.0
                                                   --------   --------
     Total Yield                                     155.2      136.7
                                                   ========   ========
  Refining Margin ($/throughput bbl)
   Gross                                          $   6.19   $   2.48
   Manufacturing cost before depreciation and
    amortization                                  $   2.45   $   2.59

 Mid-Pacific (Hawaii)
  Throughput (thousand barrels per day)
   Heavy crude                                        53.5       59.7
   Light crude                                        21.9       22.3
                                                   --------   --------
     Total Throughput                                 75.4       82.0
                                                   ========   ========
  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks                  17.7       20.3
   Jet fuel                                           23.4       25.2
   Diesel fuel                                        12.7       11.2
   Heavy oils, residual products, internally
    produced fuel and other                           22.8       26.5
                                                   --------   --------
     Total Yield                                      76.6       83.2
                                                   ========   ========
  Refining Margin ($/throughput bbl)
   Gross                                          $   3.15   $   2.93
   Manufacturing cost before depreciation and
    amortization                                  $   1.40   $   1.43

 Mid-Continent (North Dakota & Utah)
  Throughput (thousand barrels per day)
   Light crude                                        78.9       93.0
   Other feedstocks                                    2.5        3.6
                                                   --------   --------
     Total Throughput                                 81.4       96.6
                                                   ========   ========
  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks                  44.9       51.6
   Jet fuel                                            8.1        9.9
   Diesel fuel                                        22.4       25.1
   Heavy oils, residual products, internally
    produced fuel and other                            8.9       12.2
                                                   --------   --------
     Total Yield                                      84.3       98.8
                                                   ========   ========
  Refining Margin ($/throughput bbl)
   Gross                                          $   4.71   $   2.27
   Manufacturing cost before depreciation and
    amortization                                  $   2.47   $   2.34




                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                             (Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2003       2002
                                                   --------   --------
 California
  Throughput (thousand barrels per day)
   Heavy crude                                       149.8         --
   Light crude                                         3.8         --
   Other feedstocks                                    4.2         --
                                                   --------   --------
     Total Throughput                                157.8         --
                                                   ========   ========
  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks                 100.9         --
   Diesel fuel                                        39.6         --
   Heavy oils, residual products, internally
    produced fuel and other                           27.4         --
                                                   --------   --------
      Total Yield                                    167.9         --
                                                   ========   ========
  Refining Margin ($/throughput bbl)
   Gross                                          $  10.56   $     --
   Manufacturing cost before depreciation and
    amortization                                  $   4.27   $     --




                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2003      2002
                                                    --------  --------
RETAIL SEGMENT
 Number of Stations (end of period)
  Company-operated                                      230       218
  Branded jobber/dealer                                 354       461
                                                    --------  --------
   Total Stations                                       584       679
                                                    ========  ========
 Average Stations (during period)
  Company-operated                                      231       215
  Branded jobber/dealer                                 360       464
                                                    --------  --------
   Total Average Retail Stations                        591       679
                                                    ========  ========
 Fuel Sales (millions of gallons)
  Company-operated                                     77.1      78.3
  Branded jobber/dealer                                66.6      94.2
                                                    --------  --------
   Total Fuel Sales                                   143.7     172.5
                                                    ========  ========
 Fuel Margin ($/gallon)(j)                         $   0.11  $   0.09
 Merchandise Sales ($ millions)                    $   24.9  $   22.2
 Merchandise Margin ($ millions)                   $    6.2  $    5.7
 Merchandise Margin %                                    25%       26%

 Segment Operating Income (Loss) ($ millions)
  Gross Margins
   Fuel(k)                                         $   16.4  $   16.3
   Merchandise and other non-fuel margin                7.3       7.0
                                                    --------  --------
    Total gross margins                                23.7      23.3
  Expenses(l)
   Operating expenses                                  18.4      18.4
   Selling, general and administrative                  8.4      11.1
   Depreciation and amortization                        5.0       3.4
                                                    --------  --------
    Segment Operating Income (Loss)                $   (8.1) $   (9.6)
                                                    ========  ========

    ------------------------------

(j) Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes. Fuel margin per gallon may not be comparable to similarly titled measures used by other entities. Management uses fuel margin per gallon calculations to compare profitability to other companies in the industry.

(k) Includes the effect of intersegment purchases from the Refining segment at prices which approximate market.

(l) Includes $1.2 million for voluntary early retirement benefits and severance payments in 2003.

    CONTACT: Tesoro Petroleum Corp., San Antonio
             Investors: Susan Lerette, 210/283-2631
             or
             Media: Tara Ford, 210/283-2676